Exhibit 16.1

[THOMPSON, GREENSPON & CO., P.C. LETTERHEAD]

March 5, 2004

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC  20549

Re:  Millennium Bankshares Corporation

Ladies and Gentlemen:

We have read Item 4 of the Current Report on Form 8-K, dated February 27, 2004, (the “Form 8-K”) prepared by Millennium Bankshares Corporation (the “Company”) and are in agreement with the statements concerning our firm in the Form 8-K.  We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

Sincerely,

THOMPSON, GREENSPON & CO., P.C.

/s/ Richard D. Castro

Richard D. Castro, CPA